PAGE 1

As filed with the Securities and Exchange Commission on
                    April 29, 1998
                                        Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20549
                     ______________________

                            FORM S-8

                     REGISTRATION STATEMENT
                              Under
                   the Securities Act of 1933
                     ______________________

                 ARCHER-DANIELS-MIDLAND COMPANY
     (Exact name of Registrant as specified in its charter)
                                                41-0129150
                                             (I.R.S. Employer
       Delaware                             Identification No.)
   (State or other
   jurisdiction of
   incorporation or
    organization)

 4666 Faries Parkway                               62526
  Decatur, Illinois                             (Zip Code)
(Address of principal
  executive offices)

                 ARCHER-DANIELS-MIDLAND COMPANY
                     1996 STOCK OPTION PLAN
                    (Full title of the plan)

                         David J. Smith
          Vice President, Secretary and General Counsel
                 Archer-Daniels-Midland Company
                       4666 Faries Parkway
                    Decatur, Illinois  62526
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:
                         (217) 424-5200
                     ______________________

                 CALCULATION OF REGISTRATION FEE

                                        Proposed
                          Proposed       maximum
  Title of    Amount      maximum       aggregate     Amount of
 securities    to be      offering      offering     registrati
     to      register      price      price (1) (2)      on
     be       ed (1)     per share                       fee
 registered               (1) (2)
Common Stock 4,000,00
(without par     0         $21.50      $86,000,000     $25,370
   value)     shares

(1) The Registration Statement relates to 4,000,000 shares of Common Stock to be offered pursuant to the Registrant's 1996 Stock Option Plan.
(2) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on April 24, 1998, as reported on the New York Stock Exchange Composite Tape.
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                 ARCHER-DANIELS-MIDLAND COMPANY

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents, previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), are, as of their respective dates, incorporated by reference and made a part hereof:

               (1)  The Annual Report on Form 10-K of
          Archer-Daniels-Midland Company (the "Company") for the fiscal year ended June 30, 1997 (which incorporates by reference certain portions of the Company's 1997 Annual Report to Shareholders, including financial statements and notes thereto, and certain portions of the Company's Definitive Notice and Proxy Statement for the Company's Annual Meeting of Shareholders held on October 16, 1997) (File No. 1-44).

               (2)  All other reports filed pursuant to Section
          13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in
          (1) above (File No. 1-44).

               (3) The description of the Company's Common Stock which is included in registration statements and reports filed under the Exchange Act from time to time.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all of the shares of Common Stock offered have been sold or which deregister all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

          Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

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     PAGE 3
          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

          Under Delaware Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee or agent of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement of the action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware Law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if the person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, the person is entitled to indemnity for such Expenses as the court deems proper. Delaware Law also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, Delaware Law permits (i) corporations to include a provision in their certificates of incorporation limiting or eliminating the personal liability of a director to a corporation or its stockholders, under certain circumstances, for monetary damages or breach of fiduciary duty as a director and
(ii) the general authorization of advancement of a director's or officer's litigation expenses, including by means of a mandatory charter or by-law provision to that effect, in lieu of requiring the authorization of such advancement by the board of directors in specific cases. In addition, Delaware Law provides that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

     Article Fourteenth of the Registrant's Certificate of Incorporation and Article X of its Bylaws provide for the broad indemnification of the Registrant's officers and directors and limit the personal monetary liability of the Registrant's directors to the fullest extent permitted by Delaware Law. The Registrant has also entered into indemnification contracts with certain of its directors and officers and maintains insurance coverage relating to certain liabilities of its directors and officers.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.
3





     PAGE 4

Item 8.   Exhibits.


     Exhibit                            Description

     4(1) Archer-Daniels-Midland Company 1996 Stock Option Plan.

     5    Opinion of David J. Smith.

     23.1 Consent of David J. Smith (contained in Exhibit 5 to this Registration Statement).

     23.2 Consent of Ernst & Young LLP.

     24   Powers of Attorney.

___________________
(1)  Incorporated by reference to Exhibit A to the Registrant's
Definitive Proxy Statement filed with the Securities and Exchange
Commission on September 25, 1996 (File No. 1-44).
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     PAGE 5
Item 9.   Undertakings.

     A.   The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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     PAGE 6
                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Illinois, on April 29, 1998.

                              ARCHER-DANIELS-MIDLAND COMPANY


                              By   /s/ David J. Smith
                                   David J. Smith
                               Vice President, Secretary
                                and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 29, 1998.

Signature                          Title


/s/ Douglas J. Schmalz             Vice President and Chief
Financial Officer
Douglas J. Schmalz            (Principal Financial Officer)

/s/ Steven R. Mills           Controller
Steven R. Mills                    (Principal Accounting Officer)

Dwayne O. Andreas*  Director
G. Allen Andreas, Jr.*   Director
S.M. Archer, Jr.*        Director
F. Ross Johnson*         Director
Robert S. Strauss*       Director
J.K. Vanier*             Director
O.G. Webb*               Director  A majority of the Board of
                         Directors
M. Brian Mulroney*       Director
Gaylord O. Coan*         Director
John R. Block*           Director
Richard R. Burt*         Director
Mollie Hale Carter*      Director
Andrew Young*            Director

* David J. Smith, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by each person.

                              By   /s/ David J. Smith
                              David J. Smith, Attorney in Fact
 6

     PAGE 7
                        INDEX TO EXHIBITS

                                                  Method
Exhibit      Description                          of Filing

  4    Archer-Daniels-Midland Company 1996 Stock  Incorporated
       Option Plan                                by Reference

  5    Opinion of David J. Smith                  Filed
                                                  Electronically

23.1   Consent of David J. Smith
       (contained in Exhibit 5 to this Registration
       Statement)

23.2   Consent of Ernst & Young LLP               Filed
                                                  Electronically
24     Powers of Attorney                         Filed
                                                  Electronically



7